Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade
Secretary of State

Office of the Secretary of State
CERTIFICATE OF FILING
OF
WHOLE FOODS MARKET, INC.
44435900

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.
ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.
Dated: 03/09/2012
Effective: 03/09/2012

/s/ Hope Andrade

Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512)463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lynda Boots	TID: 10303	Document: 412150920002

CERTIFICAT OF AMENDMENT
OF
WHOLE FOODS MARKET, INC.
A Texas Corporation

Whole Foods Market, Inc., a Texas for-profit corporation (the "Corporation"), hereby adopts this Certificate of Amendment (the "Amendment").

1.	The name of the Corporation is Whole Foods Market, Inc.

2.	The file number issued to the Corporation by the secretary of state is 44435900.

3.	The date of formation of the Corporation is August 15, 1978.

4.	The following identified provision is amended as follows:

The second sentence of ARTICLE IV, Section A is replaced with the following sentence:

"The aggregate number of shares of Common Stock authorized to be issued is 600,000,000 shares with no par value."

5.	This Amendment has been approved in the manner required by the Texas Business Organizations. Code and by the governing documents of the Corporation.

6.	This document becomes effective when the document is filed by the secretary of state.

[Reminder of page intentionally left blank]

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.
Date: March 9, 2012

WHOLE FOODS MARKET, INC
a Texas corporation

By:	/s/Glenda Flanagan
Glenda Flanagan
Chief Financial Officer

Office of the Secretary of State	Filed in the Office of the
Corporations Section	Secretary of State of Texas
P.O. Box 13697	Filing #: 44435900 04/19/2010
Austin, Texas 78711-3697	Document #: 304538400461
(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is
WHOLE FOODS MARKET, INC.

The entity's filing number is 44435900

2.
The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N. St. Paul St., Dallas, TX 75201

3.
The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul St., Ste. 2900, Dallas, TX 75201-4234

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 04/19/2010
CT Corporation System
Name of Registered Agent
Kenneth Uva, Vice President
Signature of Registered Agent
FILING OFFICE COPY

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Roger Williams
Secretary of State

Office of the Secretary of State
CERTIFICATE OF RESTATED ARTICLES
OF
WHOLE FOODS MARKET, INC.
44435900

The undersigned, as Secretary of State of Texas, hereby certifies that the Restated Articles for the above named entity have been received in this office and have been found to conform to law.
ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Restated Articles.
Dated: 03/24/2006
Effective: 03/24/2006

/s/ Roger Williams

Roger Williams Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512)463-5555	Fax: (512) 463-5709	Dial: 7-1-1
Prepared by: Delores Eitt		Document: 122343810002

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
(With Amendments)
OF
WHOLEFOODS MARKET,INC.
A Texas Corporation

Pursuant to the provisions of the Texas Business Corporation Act, Whole Foods Market, Inc., a Texas corporation (the "Corporation"), hereby adopts these Amended and Restated Articles of Incorporation (the "Restated Articles"), which accurately reflect the original Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the "Original Articles") and as further amended by such Restated Articles as hereinafter set forth and which contain no other change in any provision thereof.
1.     The name of the Corporation is Whole Foods Market, Inc.
2.     The Original Articles of the Corporation are amended by these Restated Articles as follows:
ARTICLE VI is amended and restated in its entirety to read as set forth in ARTICLE VI of the Restated Articles by adding a paragraph to provide for majority shareholder voting on all matters for which the Texas Business Corporation Act would otherwise specify a higher required percentage.
3.        These Restated Articles have been effected in conformity with the provisions of the Texas Business Corporation Act and the Corporation's constituent documents, and these Restated Articles and each such amendment made by these Restated Articles were duly adopted and approved by the shareholders of the Corporation as of March 6, 2006.
4.        The Original Articles are hereby superseded by the following Restated Articles, which accurately copy the entire text thereof as amended as set forth above:

[Reminder of page intentionally left blank]

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
WHOLE FOODS MARKET,INC.
A Texas Corporation

ARTICLE I
The name of the Corporation is Whole Foods Market, Inc.
ARTICLE II
The period of its duration is perpetual.
ARTICLE III
The purpose or purposes for which the Corporation is organized are to transact any and all lawful business for which businesses may be incorporated under the Texas Business Corporation Act.
ARTICLE IV
A. The Corporation is authorized to issue two classes of shares of capital stock, designated "Common Stock" and "Preferred Stock," respectively. The aggregate number of shares of Common Stock authorized to be issued is 300,000,000 shares with no par value. The aggregate number of shares of Preferred Stock authorized to be issued is 5,000,000 shares with a par value of $.01 per share. Shares of the Preferred Stock maybe issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Texas. The Board of Directors, in such resolution or resolutions, may increase or decrease the number of shares within each such series; provided, however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.
B. No shareholder of the Corporation will, by reason of his holding shares of stock of the Corporation, have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the Corporation, or any notes, debentures, bonds, warrants, options or other securities of the Corporation, whether now or hereafter authorized.
ARTICLE V
Cumulative voting in the election of directors is prohibited.

ARTICLE VI
Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
If, with respect to any action taken by the shareholders of the corporation, any provision of the Texas Business Corporation Act would, but for this Article VI, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of any class or series thereof, shall be required with respect to any such action.
ARTICLE VII
The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000), consisting of money, labor done, or property actually received.
ARTICLE VIII
The address of the Corporation's registered office is 1021 Main Street, Suite 1150, Houston, TX 77002, and the name of its registered agent at such address is CT Corporation System.
ARTICLE IX
No director of the Corporation shall be liable to the Corporation or its shareholders for an act or omission in such capacity as a director except liability resulting from:

1.	A breach of the director's duty of loyalty to the Corporation or its shareholders;

2.	An act or omission not in good faith that involves intentional misconduct or a knowing violation of the law;

3.	A transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

4.	An act or omission for which the liability of the director is expressly provided for by a statute; or

5.	An act related to an unlawful stock repurchase or payment of a dividend.

ARTICLE X
The number of directors constituting the Board of Directors shall be provided for in the bylaws of the Corporation. The names and addresses of the persons who are now serving as directors of the Corporation are:

NAME	ADDRESS
John P. Mackey	550 Bowie Street
Austin, TX 78703
David W. Dupree	550 Bowie Street
Austin, TX 78703
Dr. John B. Elstrott	550 Bowie Street
Austin, TX 78703
Linda A. Mason	550 Bowie Street
Austin, TX 78703
Gabrielle E. Greene	550 Bowie Street
Austin, TX 78703
Morris J. Siegel	550 Bowie Street
Austin, TX 78703
Dr. Ralph Z. Sorenson	550 Bowie Street
Austin, TX 78703
Hass Hassan	550 Bowie Street
Austin, TX 78703

ARTICLE XI

The Corporation shall, to the full extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding by reason of the fact that such person is or was an officer or director of the Corporation.
[Signature Page Follows}

EXECUTED this 24th day of March, 2006.

WHOLE FOODS MARKET, INC
a Texas corporation

By:	/s/Glenda Chamberlain
Glenda Chamberlain
Executive Vice President